As filed with the Securities and Exchange Commission on November 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Peloton Interactive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-3533761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Peloton Interactive, Inc.

441 Ninth Avenue, 6th Floor

New York, New York 10001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Foley

Chairman of the Board of Directors and Chief Executive Officer

Peloton Interactive, Inc.

441 Ninth Avenue, 6th Floor

New York, New York 10001

(917) 671-9198

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hisao Kushi Chief Legal & Culture Officer and Secretary Peloton Interactive, Inc. 441 Ninth Avenue, 6th Floor New York, New York 10001	Stewart McDowell Peter Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 (213) 229-7242

Approximate date of commencement of proposed sale to the public: From time to time after the effective of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, $0.000025 par value per share	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate number and amount of securities as may be offered from time to time at indeterminate prices is being registered pursuant to this registration statement.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

P R O S P E C T U S

Peloton Interactive, Inc.

Class A Common Stock

From time to time, we may offer to sell shares of our Class A common stock in one or more offerings. We will provide the specific terms of any offering, including the offering prices, in prospectus supplements to this prospectus. Prospectus supplements may also add, update, or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Shares of Class A common stock may be offered and sold to or through one or more underwriters, dealers, or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about any plan of distribution for the securities in “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “PTON.”

Investing in the Class A common stock involves risks. You should carefully consider the risks described in “Risk Factors ” on page 8 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, offer shares of our Class A common stock in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time securities are sold pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement may also add to, update, or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus, or any accompanying prospectus supplement by reference. See “Incorporation by Reference.” Any information in any accompanying prospectus supplement, any free writing prospectus, or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplement, or in any free writing prospectuses we have prepared or authorized. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement, or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those respective dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of Class A common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and any accompanying prospectus supplement, unless otherwise indicated, the terms “Peloton,” “the Company,” “we,” “us,” and “our” refer to Peloton Interactive, Inc., together with our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy, and information statements, and other information regarding registrants, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our internet website, www.investors.montrose-env.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Peloton Interactive, Inc., 441 Ninth Avenue, 6th Floor, New York, New York 10001, telephone: (917) 671-9198.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, including exhibits, of which this prospectus forms a part, with respect to the shares of Class A common stock that may be offered hereunder. This prospectus does not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the shares of Class A common stock offered hereby, reference is made to the registration statement, including the exhibits thereto. Whenever we make reference in this prospectus to any of our contracts, agreements, or other documents, the references are summaries and are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract, agreement, or other document. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the SEC on August 27, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on October 25, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, as filed with the SEC on November 5, 2021;

•	our Current Reports on Form 8-K filed with the SEC on September 1, 2021 and October 25, 2021; and

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the description of our Class  A common stock contained in our registration statement on Form 8-A filed with the SEC on September 19, 2019, including any amendments or reports filed for the purpose of updating the description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information” above.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

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our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, Adjusted EBITDA, operating expenses, including changes in sales and marketing, general and administrative expenses (including any components of the foregoing), and research and development expenses, and our ability to achieve and maintain future profitability;

•	our business plan and our ability to effectively manage our growth;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	our international expansion plans and ability to continue to expand internationally;

•	anticipated release dates for new Connected Fitness Products and services and market acceptances of such products and services;

•	actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims or proceedings involving our products;

•	market acceptance of our Connected Fitness Products and services;

•	the expected outcome of legal proceedings or regulatory investigations;

•	beliefs and objectives for future operations;

•	our ability to increase sales of our Connected Fitness Products and services;

•	our ability to further penetrate our existing Subscription base and maintain and expand our Subscription base;

•	the completion and operation of the Peloton Output Park and the expected benefits of this or other manufacturing facilities;

•	the expected benefits of the acquisition of Precor Incorporated, a Delaware corporation, or Precor, or any business we may acquire in the future;

•	the effects of seasonal trends on our results of operations;

•	our expectations regarding content costs for past use;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to partner with third parties such as music licensors, service providers, and suppliers;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	the direct and indirect impacts to our business and financial performance from the COVID-19 pandemic;

•	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and

•	economic and industry trends, projected growth, or trend analysis.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and any prospectus supplement.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in the section entitled “Risk Factors” and in our SEC filings incorporated herein or in any prospectus supplement by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, the impact of the current COVID-19 pandemic on economic conditions and the fitness industry in general and our financial position and operating results in particular have been material, are changing rapidly, and cannot be predicted.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Any forward-looking statement made by us in this prospectus, in any prospectus supplement or in any document incorporated herein or therein by reference speaks only as of the respective date thereof, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by law.

You should read this prospectus, any prospectus supplement, or any document incorporated herein or therein with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

ABOUT THE COMPANY

Overview

Peloton is the largest interactive fitness platform in the world with a loyal community of over 6.2 million Members as of September 30, 2021. We pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes to our Members anytime, anywhere. We make fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage our Members to be the best versions of themselves. We define a Member as any individual who has a Peloton account through a paid Connected Fitness Subscription, or a paid Peloton App subscription. Our Connected Fitness Product portfolio includes the Peloton Bike, Bike+, and the Peloton Tread and Tread+, and will include Peloton Guide beginning in 2022.

We are an innovation company at the nexus of fitness, technology, and media. We have disrupted the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that our Members love.

Driven by our Members-first mindset, we built a vertically integrated platform that ensures a best-in-class, end-to-end experience. We have a direct-to-consumer multi-channel sales platform. We had 137 showrooms as of September 30, 2021, with knowledgeable sales specialists, a high-touch delivery service, and helpful Member support teams.

Our world-class instructors teach classes across a variety of fitness and wellness disciplines, including indoor cycling, indoor/outdoor running and walking, Bike and Tread bootcamps, yoga, Pilates, Barre, strength training, stretching, meditation, and floor cardio. We produce hundreds of original programs per month and maintain a vast and constantly updated library of thousands of original fitness and wellness programs. We make it easy for Members to find a class that fits their interests based on class type, instructor, music genre, length, available equipment, area of physical focus, and level of difficulty.

Our compelling financial profile is characterized by high growth, strong retention, recurring revenue, and efficient subscription acquisition. When we acquire new Connected Fitness Subscriptions, we are often able to offset our subscription acquisition costs with the gross profit earned on our Connected Fitness Products. This allows for rapid payback of our sales and marketing investments and results in a robust unit economic model.

For a description of our products, see Part I, Item 1 of our Annual Report on Form 10-K for the year ended June 30, 2021. For a description of Connected Fitness Subscriptions, see the section titled “Key Operational and Business Metrics” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the three months ended September 30, 2021.

Corporate Information

We were formed in 2012 as Peloton Interactive, LLC, a Delaware limited liability company. Peloton Interactive, Inc., a Delaware corporation, was incorporated in March 2015, and through a corporate restructuring in April 2015, Peloton Interactive, LLC merged with and into Peloton Interactive, Inc.

Our principal executive offices are located at 441 Ninth Avenue, Sixth Floor, New York, New York 10001 and our telephone number is (917) 671-9198. Our website address is www.onepeloton.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

Peloton, the Peloton logo, Peloton Bike, Peloton Bike+ Peloton Tread, Peloton Tread+, Peloton App, and other registered or common law trade names, trademarks, or service marks of Peloton appearing in this prospectus are the property of Peloton. This prospectus contains additional trade names, trademarks, and service marks of other companies that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, our trademarks, and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and other factors described in “Risk Factors” in any prospectus supplement. You should also consider the risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement and any related free writing prospectus. If any of these or any unanticipated risks actually occurs, our business, financial condition, and results of operations could be materially and adversely affected and the trading price of our Class A common stock could decline, causing you to lose some or all of your investment in our Class A common stock.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the Class A common stock offered by us pursuant to this prospectus and any accompanying prospectus supplement for general corporate purposes, which over time may include working capital, capital expenditures, including for the construction or expansion of facilities, and investments in and acquisitions of other companies, products or technologies that we may identify in the future. We may temporarily invest funds that are not immediately needed for these or other purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description summarizes provisions included in our restated certificate of incorporation and amended and restated bylaws. For a complete description, you should refer to our restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 2,500,000,000 shares of our Class A common stock, $0.000025 par value per share, 2,500,000,000 shares of our Class B common stock, $0.000025 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.000025 par value per share.

Class A Common Stock and Class B Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. See the section titled “Dividend Policy” for additional information.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 20 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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if we were to seek to amend our restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any shares of preferred stock outstanding at that time.

Change of Control Transactions

In the case of any distribution or payment in respect of the shares of our Class A common stock or Class B common stock upon a merger or consolidation with or into any other entity, or other substantially similar transaction, the holders of our Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless the only difference in the per share distribution to the holders of the Class A common stock and Class B common stock is that any securities distributed to the holder of a share Class B common stock have 20 times the voting power of any securities distributed to the holder of a share of Class A common stock, or such merger, consolidation, or other transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Conversion

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, which occurs after the closing of this offering, except for certain permitted transfers described in our restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued.

All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the date that is the earlier of (i) the date specified by a vote of the holders of 66 2/3% of the then outstanding shares of Class B common stock, (ii) ten years from the closing of our initial public offering, and (iii) the date the shares of Class B common stock cease to represent at least 1% of all outstanding shares of our common stock. Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into Class A common stock, the Class B common stock may not be reissued.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

The holders of certain outstanding shares of our Class B common stock, or their permitted transferees, are entitled to rights with respect to the registration of shares under the Securities Act. These shares are referred to as registrable securities. These rights are provided under the terms of our fourth amended and restated investors’ rights agreement between us and the holders of these shares, which was entered into in April 2019, and include requested registration rights, Form S-3 registration rights, and piggyback registration rights. In any registration made pursuant to such amended and restated investor rights agreement, all fees, costs, and expenses of underwritten registrations, including fees and disbursements of one special counsel to the selling stockholders, will be borne by us and all selling expenses, including the estimated underwriting discount, will be borne by the holders of the shares being registered. However, we will not be required to bear the expenses in connection with the exercise of the requested and Form S- 3 registration rights of a registration if the request is subsequently withdrawn at the request of the selling stockholders holding a majority of registrable securities to be registered.

The registration rights terminate upon the earlier of (1) five years following the completion of our initial public offering or (2) as to any given holder of registration rights, at such time following this offering when such holder of registration rights (a) can sell all of such holder’s registrable securities in compliance with Rule 144(b)(1)(i) or (b) holds 1% or less of our outstanding common stock and all registrable securities held by such holder can be sold in any three-month period without registration pursuant to Rule 144 under the Securities Act and without the requirement for us to be in compliance with the current public information requirement under Rule 144(c)(1).

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Dual Class Common Stock. As described above in the section titled “—Common Stock—Voting Rights,” our restated certificate of incorporation provide for a dual class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Current investors, executives, and employees have the ability to exercise significant influence over those matters.

•

Board of Directors Vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors will be classified into three classes of directors. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors. See the section titled “Management—Board of Directors Composition” for additional information.

•	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock is required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. In addition, the affirmative vote of holders of 75% of the voting power of each of our Class A common stock and Class B common stock, voting separately by class, is required to amend the provisions of our restated certificate of incorporation relating to the terms of our Class B common stock. The affirmative vote of holders of at least 66 2/3% of the voting power of, all of the then outstanding shares of voting stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our lead independent director, or our chief executive officer. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our lead independent director, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws does not provide for cumulative voting.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

•

Choice of Forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation, or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This exclusive forum provision will not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not preclude the filing of claims brought to enforce any liability or duty created by the Exchange Act or Securities Act or the rules and regulations thereunder in federal court.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “PTON.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We may sell the shares of Class A common stock through one or more transactions, including, without limitation:

•	directly to purchasers;

•	to or through one or more brokers or dealers;

•	to the public through one or more underwriters acting alone or underwriting syndicates led by one or more managing underwriters;

•	through or to agents; or

•	in any combination of the above.

A prospectus supplement with respect to a particular offering of Class A common stock will set forth the terms of the offering of those shares, including the following:

•	name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the estimated amount of net proceeds we will receive;

•	any underwriting discounts and commissions; or

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

If dealers are used in the sale of the securities, the securities will be sold to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

If agents are used in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

We may designate underwriters or agents to solicit purchases of shares of our Class A common stock for the period of their appointment and to sell securities on a periodic basis, including pursuant to “at-the-market offerings” pursuant to the terms of a distribution agreement entered into with the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, shares may be sold on a daily basis in exchange transactions or otherwise as may be agreed with the underwriters or agents. The distribution agreement may provide that any shares of our Class A common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. Any named underwriters may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our shares and any such activities will be described in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Securities may also be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the applicable prospectus supplement.

If indicated in the applicable prospectus supplement, agents, underwriters, and dealers may be authorized to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

Agents, dealers, and underwriters may be entitled under agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, or underwriters may be required to make. Agents, dealers, and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as agents. Any remarketing firm will be identified and the terms of its agreement, if any, will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

Any underwriter may engage in over-allotment, stabilizing, and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters in connection with the shares of Class A common stock offered hereby may be passed upon for any underwriters, dealers, or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Peloton Interactive, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that the Company did not maintain effective control over financial reporting as of June 30, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$	*
FINRA Filing Fee		**
Printing and Engraving Costs		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Transfer Agent and Registrar Fees and Expenses		**
Miscellaneous Expenses		**

Total	$	**

*

This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

**

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation that will be in effect following the completion of this offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s amended and restated bylaws that will be in effect following the completion of this offering provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for its directors and officers.

Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.

In addition, any Underwriting Agreement to be filed and incorporated by reference as an exhibit to this registration statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation. (a)

3.2	Amended and Restated Bylaws. (b)

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (to be included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereto).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
(a)	Previously filed on November 6, 2019 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q and incorporated herein by reference.
(b)	Previously filed on April 27, 2020 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume, and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and.

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on November 16, 2021.

Peloton Interactive, Inc.

By:	/s/ John Foley
Name: John Foley
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Foley and Jill Woodworth, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Foley John Foley	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 16, 2021

/s/ Jill Woodworth Jill Woodworth	Chief Financial Officer (Principal Financial Officer,)	November 16, 2021

/s/ Allen Klingsick Allen Klingsick	Chief Accounting Officer (Principal Accounting Officer)	November 16, 2021

/s/ Erik Blachford Erik Blachford	Director	November 16, 2021

/s/ Karen Boone Karen Boone	Director	November 16, 2021

/s/ Jon Callaghan Jon Callaghan	Director	November 16, 2021

/s/ Jay Hoag Jay Hoag	Director	November 16, 2021

/s/ William Lynch William Lynch	Director	November 16, 2021

/s/ Pamela Thomas-Graham Pamela Thomas-Graham	Director	November 16, 2021